Special Shareholder Meeting (unaudited)

On April 16, 2009, a Special Meeting of the Shareholders of John Hancock Series Trust and its series, John Hancock Mid Cap Equity Fund, was held at 601 Congress Street, Boston, Massachusetts for the purpose of considering and voting on:

Proposal 1: Election of eleven Trustees as members of the Board of Trustees of John Hancock Series Trust.

PROPOSAL 1 PASSED FOR ALL TRUSTEES ON APRIL 16, 2009.

1. Election of eleven Trustees as members of the Board of Trustees of the Trust:
		% of Outstanding	% of Shares
	No. of Shares	Shares	Present

James R. Boyle
Affirmative	153,605,601.4781	59.782%	95.228%
Withhold	7,697,737.9989	2.996%	4.772%
TOTAL	161,303,339.4770	62.778%	100.000%

John G. Vrysen
Affirmative	153,671,879.4168	59.808%	95.269%
Withhold	7,631,460.0602	2.970%	4.731%
TOTAL	161,303,339.4770	62.778%	100.000%

James F. Carlin
Affirmative	153,406,809.6394	59.705%	95.105%
Withhold	7,896,529.8376	3.073%	4.895%
TOTAL	161,303,339.4770	62.778%	100.000%

William H. Cunningham
Affirmative	153,539,441.8135	59.756%	95.187%
Withhold	7,763,897.6635	3.022%	4.813%
TOTAL	161,303,339.4770	62.778%	100.000%

Deborah Jackson
Affirmative	153,413,956.1920	59.708%	95.109%
Withhold	7,889,383.2850	3.070%	4.891%
TOTAL	161,303,339.4770	62.778%	100.000%

Charles L. Ladner
Affirmative	153,388,227.3569	59.697%	95.093%
Withhold	7,915,112.1201	3.081%	4.907%
TOTAL	161,303,339.4770	62.778%	100.000%

Stanley Martin
Affirmative	153,518,939.0508	59.748%	95.174%
Withhold	7,784,400.4262	3.030%	4.826%
TOTAL	161,303,339.4770	62.778%	100.000%

Patti McGill Peterson
Affirmative	153,380,504.5348	59.694%	95.088%
Withhold	7,922,834.9422	3.084%	4.912%
TOTAL	161,303,339.4770	62.778%	100.000%

		% of Outstanding	% of Shares
	No. of Shares	Shares	Present

John A. Moore
Affirmative	153,486,399.4544	59.736%	95.154%
Withhold	7,816,940.0226	3.042%	4.846%
TOTAL	161,303,339.4770	62.778%	100.000%

Steven R. Pruchansky
Affirmative	153,551,232.1338	59.761%	95.194%
Withhold	7,752,107.3432	3.017%	4.806%
TOTAL	161,303,339.4770	62.778%	100.000%

Gregory A. Russo
Affirmative	153,542,836.3827	59.758%	95.189%
Withhold	7,760,503.0943	3.020%	4.811%
TOTAL	161,303,339.4770	62.778%	100.000%

On May 5, 2009, an adjourned session of a Special Meeting of the Shareholders of John Hancock Series Trust and its series, John Hancock Mid Cap Equity Fund, was held at 601 Congress Street, Boston, Massachusetts for the purpose of considering and voting on:

Proposal 2: To approve a new form of Advisory Agreement between John Hancock Series Trust and John Hancock Advisers, LLC.

PROPOSAL 2 PASSED ON MAY 5, 2009.

2. Approval of a new form of Advisory Agreement between each Trust and John Hancock
Advisers, LLC.
		% of Outstanding	% of Shares
	No. of Shares	Shares	Present
Affirmative	1,015,905.2929	52.997%	75.671%
Against	54,190.8049	2.827%	4.036%
Abstain	23,036.9872	1.202%	1.716%
Broker Non-Votes	249,398.0000	13.011%	18.577%
TOTAL	1,342,531.0850	70.037%	100.000%

Proposal 3: To approve the following changes to fundamental investment restrictions:

3. Approval of the following changes to fundamental investment restrictions:

PROPOSALS 3A-3F PASSED ON MAY 5, 2009.
		% of Outstanding	% of Shares
	No. of Shares	Shares	Present

3A. Revise: Concentration
Affirmative	1,014,640.5361	52.931%	75.576%
Against	55,186.9567	2.879%	4.111%
Abstain	23,305.5922	1.216%	1.736%
Broker Non-Votes	249,398.0000	13.011%	18.577%
TOTAL	1,342,531.0850	70.037%	100.000%

		% of Outstanding	% of Shares
	No. of Shares	Shares	Present

3B. Revise: Diversification

Affirmative	1,007,304.4237	52.549%	75.030%
Against	64,031.0781	3.340%	4.769%
Abstain	21,796.5832	1.137%	1.624%
Broker Non-Votes	249,399.0000	13.011%	18.577%
TOTAL	1,342,531.0850	70.037%	100.000%

3C. Revise: Underwriting

Affirmative	1,015,059.1121	52.953%	75.608%
Against	54,172.5637	2.826%	4.035%
Abstain	23,901.4092	1.247%	1.780%
Broker Non-Votes	249,398.0000	13.011%	18.577%
TOTAL	1,342,531.0850	70.037%	100.000%

3D. Revise: Real Estate

Affirmative	1,003,635.0927	52.357%	74.757%
Against	64,595.3531	3.370%	4.811%
Abstain	24,902.6392	1.299%	1.855%
Broker Non-Votes	249,398.0000	13.011%	18.577%
TOTAL	1,342,531.0850	70.037%	100.000%

3E. Revise: Loans

Affirmative	1,003,893.5674	52.371%	74.776%
Against	66,880.5774	3.489%	4.982%
Abstain	22,358.9402	1.166%	1.665%
Broker Non-Votes	249,398.0000	13.011%	18.577%
TOTAL	1,342,531.0850	70.037%	100.000%

3F. Revise: Senior Securities

Affirmative	1,010,364.1904	52.708%	75.258%
Against	60,761.5974	3.170%	4.526%
Abstain	22,007.2972	1.148%	1.639%
Broker Non-Votes	249,398.0000	13.011%	18.577%
TOTAL	1,342,531.0850	70.037%	100.000%

Proposal 4: To approve amendments changing Rule 12b-1 Plans for certain classes of the Fund from “reimbursement” to “compensation” plans.

PROPOSAL 4 PASSED FOR ALL CLASSES OF SHARES ON MAY 5, 2009.

Class A—

4. Approval of amendments changing Rule 12b-1 Plans for certain classes of the Funds from
“reimbursement” to “compensation” Plans (All Fund Classes except Classes I and NAV).
		% of Outstanding	% of Shares
	No. of Shares	Shares	Present
Affirmative	652,293.7561	53.533%	77.000%
Against	41,714.7055	3.424%	4.924%
Abstain	17,812.8974	1.462%	2.103%
Broker Non-Votes	135,308.0000	11.105%	15.973%
TOTAL	847,129.3590	69.524%	100.000%

Class B—

4. Approval of amendments changing Rule 12b-1 Plans for certain classes of the Funds from
“reimbursement” to “compensation” Plans (All Fund Classes except Classes I and NAV).
		% of Outstanding	% of Shares
	No. of Shares	Shares	Present
Affirmative	222,484.6968	53.182%	72.835%
Against	13,476.7642	3.221%	4.412%
Abstain	2,978.7930	.712%	.975%
Broker Non-Votes	66,525.0000	15.902%	21.778%
TOTAL	305,465.2540	73.017%	100.000%

Class C—

4. Approval of amendments changing Rule 12b-1 Plans for certain classes of the Funds from
“reimbursement” to “compensation” Plans (All Fund Classes except Classes I and NAV).
		% of Outstanding	% of Shares
	No. of Shares	Shares	Present
Affirmative	119,976.7530	45.383%	68.285%
Against	4,400.0000	1.664%	2.504%
Abstain	4,024.5550	1.522%	2.291%
Broker Non-Votes	47,299.0000	17.891%	26.920%
TOTAL	175,700.3080	66.460%	100.000%

Proposal 5: To adopt a manager of manager structure.

PROPOSAL 5 PASSED ON MAY 5, 2009.

5. Proposal adopting a manager of manager structure.
Affirmative	982,295.0946	51.244%	73.167%
Against	85,533.2050	4.462%	6.371%
Abstain	25,303.7854	1.320%	1.885%
Broker Non-Votes	249,399.0000	13.011%	18.577%
TOTAL	1,342,531.0850	70.037%	100.000%

Proposal 6: To revise merger approval requirements for the Trust.

PROPOSAL 6 DID NOT PASS ON MAY 5, 2009.

6. Revision to merger approval requirements.
		% of Outstanding	% of Shares
	No. of Shares	Shares	Present
Affirmative	2,118,072.9829	44.309%	65.162%
Against	201,942.1225	4.225%	6.213%
Abstain	72,193.6746	1.510%	2.221%
Broker Non-Votes	858,270.0000	17.955%	26.404%
TOTAL	3,250,478.7800	67.999%	100.000%